EXHIBIT 99.1
PRESS RELEASE

SEACOR MARINE HOLDINGS INC. BEGINS TRADING ON NYSE AS AN INDEPENDENT PUBLIC COMPANY, SYMBOL “SMHI”

Fort Lauderdale, Florida
June 2, 2017

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE: CKH) (“SEACOR”) and SEACOR Marine Holdings Inc. (“SEACOR Marine”) today announced the successful completion of the spin-off of SEACOR Marine, finalizing the transition to SEACOR Marine’s status as an independent public company.
Until this point a subsidiary of SEACOR, SEACOR Marine attained full independent status yesterday, June 1, 2017 at 11:59 p.m., New York City time. SEACOR Marine begins “regular-way” trading on NYSE today under the symbol “SMHI”.
No action or payment is required by SEACOR stockholders to receive the shares of SEACOR Marine common stock. Stockholders who held SEACOR common stock on May 22, 2017, the record date for the spin-off, and who did not subsequently trade the entitlement to their SEACOR Marine shares, will receive a book-entry account statement reflecting their ownership of SEACOR Marine common stock or their brokerage account will be credited with the SEACOR Marine shares. Under the terms of the distribution agreement between SEACOR and SEACOR Marine, SEACOR distributed to holders of its common stock approximately 1.005 shares of SEACOR Marine common stock for each share of SEACOR common stock outstanding at the time of the spin-off (the "Final Distribution Ratio"). The Final Distribution Ratio is based on 17,576,227 shares of SEACOR common stock outstanding as of the time of the spin-off. As previously reported, the Final Distribution was calculated as follows: for every share of SEACOR common stock held, SEACOR distributed to holders of its common stock one share of SEACOR Marine common stock multiplied by a fraction, the numerator of which was 17,671,356 and the denominator of which was the number of shares of SEACOR common stock outstanding at the time of the spin-off. SEACOR common stockholders will receive cash in lieu of any fractional shares they would otherwise have been entitled to receive in the distribution.
The SEACOR Marine spin-off has been structured to qualify as a tax-free dividend to SEACOR stockholders for U.S. federal income tax purposes. SEACOR stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the SEACOR Marine spin-off.
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About SEACOR
SEACOR is a diversified holding company with interests in domestic and international transportation and logistics, alcohol manufacturing and merchandising, and risk management consultancy.
About SEACOR Marine
SEACOR Marine provides global marine and support transportation services to offshore oil and gas exploration, development and production facilities worldwide. SEACOR Marine operates a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, and provide safety support and emergency response services.

Cautionary Note Regarding Forward-Looking Statements
Certain statements discussed in this release as well as in other reports, materials and oral statements that SEACOR and SEACOR Marine release from time to time to the public constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as "anticipate," "estimate," "expect," "project," "intend," "believe," "plan," "target," "forecast" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums, weakening demand for SEACOR's services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels, increased government legislation and regulation of SEACOR's businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including SEACOR's involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for SEACOR's services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, including as a result of the recent vote in the U.K. to leave the European Union, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several key customers, consolidation of SEACOR's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of SEACOR's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing's operations, adequacy of insurance coverage, the ability to remediate the material weaknesses SEACOR has identified in its internal controls over financial reporting, the attraction and retention of qualified personnel by SEACOR, and various other matters and factors, many of which are beyond SEACOR's and SEACOR Marine's control as well as those discussed in Item 1A (Risk Factors) of SEACOR's Annual report on Form 10-K and SEACOR Marine's registration statement on Form 10, and other reports filed by SEACOR and SEACOR Marine with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. SEACOR and SEACOR Marine disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in SEACOR's or SEACOR Marine's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures SEACOR and SEACOR Marine make on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute SEACOR's and SEACOR Marine's cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information concerning SEACOR, contact Molly Hottinger at (954) 627-5278.
For additional information concerning SEACOR Marine, contact Jesus Llorca at (985) 876-5400.